Exhibit 99.1
5711 S 86TH CIRCLE • PO BOX 27347 • Omaha NE 68127-0347
Executive Office: (402) 596-8900 • Fax (402) 596-8902
Internet: www.infoGROUP.com
FOR IMMEDIATE RELEASE
August 3, 2009
CONTACT:
Lisa Olson — Senior Vice President, Corporate Relations
Phone: (402) 593-4541
E-Mail: lisa.olson@infogroup.com
Thomas Oberdorf — Chief Financial Officer
Phone: (402) 593-4690
infoGROUP Reports Second Quarter Results
•	infoGROUP reports net income of $612 thousand from a net loss of $9.3 million in the first quarter of 2009

•	Revenue of $122.2 million compared to $148.5 million last year

•	EPS was $0.01 this year compared to $0.08 last year and non-GAAP adjusted EPS was $0.15 compared to $0.17 last year

•	Debt reduced by $5.8 million during the second quarter of 2009
(OMAHA, NE) — infoGROUP (NASDAQ: IUSA), the leading provider of data driven and interactive resources for targeted sales, marketing and research solutions today reported preliminary unaudited financial results for the second quarter of 2009 ending on June 30, 2009.
“We are pleased with the progress we have made during the past several quarters on moving the business forward in spite of the economic headwinds,” said Bill Fairfield, infoGROUP’s Chief Executive Officer. “We continue to remain ahead of schedule on our cost savings plans and outpace our original expectations.” Fairfield added, “In addition, we continue to reduce debt and are beginning to invest back into the business with new products and services to help generate new revenue, which provides a solid foundation for future growth for the Company.”
SECOND QUARTER RESULTS
GAAP Results
During the second quarter of 2009, infoGROUP delivered revenue of $122.2 million, compared to $148.5 million for the same period in 2008, representing a decline of $26.3 million or 18%. Excluding the effect of foreign exchange, the decline was $22.5 million or 15%.

infoGROUP’s operating income for the second quarter of 2009 was $1.5 million, which included $12.5 million of restructuring, non-recurring and non-cash charges, compared to $8.1 million in the second quarter of 2008, which included $8.3 million of similar charges.
infoGROUP’s net income for the second quarter of 2009 was $0.6 million, or earnings per share of $0.01, compared to net income of $4.3 million, or earnings per share of $0.08 in 2008.
Non-GAAP Results
infoGROUP’s adjusted earnings per share for the second quarter of 2009, excluding the restructuring, non-recurring and non-cash charges, was $0.15, compared to $0.17 for the second quarter of 2008, a decline of $0.02.
In the second quarter of 2009, EBITDA was $8.6 million compared to $16.6 million in 2008. Adjusted EBITDA, which excludes certain restructuring, non-recurring and non-cash charges, was $21.1 million in 2009, compared to $24.9 million in 2008. As a result of the cost cutting initiatives that were started last year and continued through the second quarter, we were able to offset most of the revenue decline experienced in the quarter.
In total, the Company recorded $12.5 million in costs during the quarter for restructuring, non-recurring and non-cash charges. This included $1.9 million in legal and professional fees related to the SEC investigation, $6.9 million in restructuring costs for severance associated with headcount reductions and facility closures, $3.2 million for impairments and write-down of assets, $0.1 million in litigation settlement charges and $0.4 million in non-cash stock compensation expense. All of these charges were recorded in selling, general and administrative expenses within operating expenses.
“During the second quarter of 2009, the Company achieved an incremental $2.3 million of cost savings,” said Tom Oberdorf, infoGROUP’s Chief Financial Officer. “Year to date we have recognized $8.4 million of cost savings from both our first quarter and second quarter initiatives, which will continue through the year, as well as new initiatives in the third and fourth quarters, which will further compound our savings.”
Fairfield concluded, “We are seeing a slight positive attitude in the market place, which we haven’t seen in the past few quarters. It is probably too early to call a trend, but we are cautiously optimistic.”
NON-GAAP INFORMATION
In addition to disclosing results determined in accordance with generally accepted accounting principles, or GAAP, infoGROUP also discloses the following non-GAAP measures: (1) earnings before interest expense, income taxes and depreciation and amortization, or EBITDA, (2) adjusted EBITDA excluding the effects of the non-recurring charges related to the Derivative Litigation, the Stipulation of Settlement, and the SEC investigation, restructuring costs, impairments and write-down of assets, litigation settlement charges, and non-cash stock compensation expense and (3) adjusted earnings (loss) per share excluding the effects of the non-recurring charges related to the Derivative Litigation, the Stipulation of Settlement and the SEC investigation, restructuring costs, impairments and write-down of assets, litigation settlement charges, and non-cash stock compensation expense.
Management believes EBITDA provides useful supplemental information to management and investors because management uses this information internally for evaluating the aggregate performance of the Company’s operating businesses. In addition, EBITDA is commonly used as an analytical indicator within infoGROUP’s industry and is a component of the Company’s financial covenant calculations under its credit facilities, subject to certain adjustments. Additionally, management excludes the effects of the non-recurring charges related to the Derivative Litigation, the Stipulation of Settlement and the SEC investigation and the restructuring costs, impairments and write-down of assets, litigation settlement charges, and non-cash stock compensation expense because such items resulted from events that are non-recurring and are not part of on-going operations. Management believes that adjusted earnings per share and adjusted EBITDA provide useful supplemental information to management and investors because they better reflect the Company’s on-going performance and business operations during the periods presented and are more useful to investors for comparative purposes.
All companies do not calculate non-GAAP measures in the same manner and the non-GAAP financial measures presented in this press release may not be comparable to similar measures used by other companies. Non-GAAP measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of the Company’s results as reported under GAAP as measures of the Company’s profitability or liquidity.
See the tables in this press release for a reconciliation of net income to non-GAAP EBITDA and non-GAAP adjusted EBITDA, and earnings (loss) per share to non-GAAP adjusted earnings per share.
CONFERENCE CALL
The Company will host its second quarter conference call on August 4, 2009 at 8:30 a.m. Eastern time. To access the conference call, please dial 866-825-3308 (international 617-213-8062), passcode 43293737, approximately 10 minutes prior to the start of the call. A replay of the call will be available from 11:30 a.m. Eastern time, August 4, 2009 through midnight Eastern time, August 11, 2009. The replay number is 888-286-8010 (international 617-801-6888), passcode 75693548.
About infoGROUP
infoGROUP (NASDAQ: IUSA) is the leading provider of data and interactive resources that enables targeted sales, effective marketing and insightful research solutions. Our information powers innovative tools and insight for businesses to efficiently reach current and future customers through multiple channels, including the world’s most dominant and powerful Internet search engines and GPS navigation systems. infoGROUP headquarters are located at 5711 S. 86th Circle, Omaha, NE 68127. For more information, call (402) 593-4500 or visit www.infogroup.com.
Forward-looking Statements
Statements in this announcement other than historical data and information constitute forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. The potential risks and uncertainties include, but are not limited to, recent changes in senior management, risks associated with litigation, the successful integration of recent and future acquisitions, fluctuations in operating results, failure to successfully carry out our Internet strategy or to grow our Internet revenue, effects of leverage, changes in technology and increased competition. More information about potential factors that could affect the company’s business and financial results is included in the company’s filings with the Securities and Exchange Commission.
(CONDENSED FINANCIAL STATEMENTS FOLLOW)

infoGROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	FOR THE QUARTER ENDED		FOR THE SIX MONTHS ENDED
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(unaudited)		(unaudited)
Net sales	$122,216	$148,489	$249,753	$301,781
Costs and expenses
Cost of goods and services	45,908	52,099	92,897	103,289
Selling, general and administrative	66,973	79,706	137,109	161,966
Depreciation and amortization of operating assets (1)	5,000	5,308	9,759	10,516
Amortization of intangible assets	2,839	3,306	5,773	6,511

	120,720	140,419	245,538	282,282

Operating income	1,496	8,070	4,215	19,499
Other income (expense):
Investment income (expense)	1	(4)	(1)	1,355
Other income (expense)	(699)	(44)	(1,324)	161
Interest expense	(2,160)	(3,709)	(5,406)	(9,096)

Income (loss) before income taxes	(1,362)	4,313	(2,516)	11,919
Income tax expense (benefit)	(504)	1,585	(931)	4,475

Net income (loss) from continuing operations	(858)	2,728	(1,585)	7,444

Income (loss) from discontinued operations, net of tax	1,470	1,609	(7,142)	3,494

Net income (loss)	$612	$4,337	$(8,727)	$10,938

BASIC EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations	($0.01)	$0.05	($0.03)	$0.13
Income (loss) from discontinued operations	$0.02	$0.03	($0.12)	$0.06

Net income (loss)	$0.01	$0.08	($0.15)	$0.19

Basic weighted average shares outstanding	57,570	56,798	57,220	56,632

DILUTED EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations	($0.01)	$0.05	($0.03)	$0.13
Income (loss) from discontinued operations	$0.02	$0.03	($0.12)	$0.06

Net income (loss)	$0.01	$0.08	($0.15)	$0.19

Diluted weighted average shares outstanding	57,570	56,799	57,220	56,636

(1)	Depreciation of tangible assets and amortization of capitalized software.

The following provides a reconciliation of GAAP net income (loss) to non-GAAP EBITDA and non-GAAP adjusted EBITDA:

	FOR THE QUARTER ENDED		FOR THE SIX MONTHS ENDED
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(unaudited)		(unaudited)
GAAP net income (loss)	$612	$4,337	$(8,727)	$10,938
(Income) loss from discontinued operations	(1,470)	(1,609)	7,142	(3,494)
Interest expense	2,160	3,709	5,406	9,096
Income tax expense (benefit)	(504)	1,585	(931)	4,475
Depreciation and amortization of operating assets	5,000	5,308	9,759	10,516
Amortization of intangible assets	2,839	3,306	5,773	6,511

Non-GAAP EBITDA	$8,637	$16,636	$18,422	$38,042

Adjustments:
SEC investigation / shareholder litigation expenses	$1,868	$5,977	$5,701	$9,664
Restructuring costs	6,908	2,160	9,546	2,946
Impairments and write-down of assets	3,201	—	5,383	—
Litigation settlement charges	114	41	372	52
Non-cash stock compensation expense	395	103	822	265

Non-GAAP adjusted EBITDA	$21,123	$24,917	$40,246	$50,969

The following provides a reconciliation of GAAP basic earnings (loss) per share to non-GAAP adjusted basic earnings per share:

	FOR THE QUARTER ENDED		FOR THE SIX MONTHS ENDED
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(unaudited)		(unaudited)
GAAP basic earnings (loss) per share from continuing operations	($0.01)	$0.05	($0.03)	$0.13
Effect of adjustments (see below)	$0.14	$0.09	$0.24	$0.14

Non-GAAP adjusted basic earnings per share from continuing operations	$0.13	$0.14	$0.21	$0.27

GAAP basic earnings (loss) per share	$0.01	$0.08	($0.15)	$0.19
Effect of adjustments (see below)	$0.14	$0.09	$0.24	$0.14

Non-GAAP adjusted basic earnings per share	$0.15	$0.17	$0.09	$0.33

Adjustments (detail in above table)	$12,486	$8,281	$21,824	$12,927
Income tax effect of adjustments	4,620	3,105	8,075	4,848

Impact of adjustments on net income	$7,866	$5,176	$13,749	$8,079

Basic weighted average shares outstanding	57,570	56,798	57,220	56,632

Effect of adjustments on basic earnings (loss) per share from continuing operations and basic earnings (loss) per share	$0.14	$0.09	$0.24	$0.14

infoGROUP INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2009	2008
	(unaudited)
Assets
Cash and cash equivalents	$7,603	$4,691
Marketable securities	611	992
Accounts receivable	42,304	56,030
List brokerage accounts receivable	66,540	86,841
Unbilled services	10,669	11,120
Deferred income taxes	5,196	6,889
Income taxes receivable	—	3,287
Prepaid expenses	11,207	9,382
Escrow, current	3,002	—
Other receivables	2,610	—
Deferred marketing costs	1,004	1,004
Assets held for sale	2,815	3,960
Current assets of discontinued operations	—	36,845

Total current assets	153,561	221,041

Property and equipment, net	54,270	59,235
Goodwill	353,088	377,708
Intangible assets, net	64,274	69,950
Other assets	2,445	2,505
Escrow, noncurrent	10,005	—
Noncurrent assets of discontinued operations	—	84,844

	$637,643	$815,283

Liabilities
Current portion of long-term debt	2,837	2,899
Accounts payable	19,084	29,569
Accounts payable-list brokerage	59,420	79,827
Accrued payroll expenses	28,751	32,128
Accrued expenses	16,600	16,068
Income taxes payable	5,236	—
Deferred revenue	54,919	59,140
Current liabilities of discontinued operations	—	16,659

Total current liabilities	186,847	236,290

Long-term debt, net of current portion	190,618	297,745
Deferred income taxes	7,561	10,552
Other liabilities	7,218	5,417
Noncurrent liabilities of discontinued operations	—	16,406
Stockholders’ equity
Common stock	143	142
Paid-in capital	149,281	147,029
Retained earnings	106,199	114,926
Note receivable — shareholder	(6,800)	(9,000)
Accumulated other comprehensive loss	(3,424)	(4,224)

Total stockholders’ equity	245,399	248,873

	$637,643	$815,283